PRESS RELEASE

                                                Dataram Contact
                                                Mark Maddocks
                                                Vice President-Finance, CFO
                                                609-799-0071
                                                info@dataram.com



           DATARAM REPORTS FISCAL 2011 FIRST QUARTER FINANCIAL RESULTS

PRINCETON, N.J. September 2, 2010 - Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal first quarter ended July 31, 2010. Revenues for the first quarter were $12.7 million, which compares to $9.2 million for the comparable prior year period and also compares to $11.9 million for the prior sequential quarter. The Company incurred a pre-tax net loss for the first quarter of the current fiscal year of $1.2 million which compares to a pre-tax net loss of $1.6 million for the comparable prior year period and a pre-tax net loss of $1.6 million for the prior sequential period.

John H. Freeman, Dataram's president and CEO commented, "Our memory solutions business continued to grow in our fiscal first quarter. The implementation of our sales and marketing strategy coupled with the gradual economic recovery is having a positive effect on demand for our products and our memory business is increasingly cash profitable."

Mr. Freeman stated, "The release schedule and development of our XcelaSAN product line is on track. Subsequent to the first quarter, we released the product with enhanced features and functionality which increases its ease of use, ease of installation and interoperability. We have accepted our first purchase order for this released version of XcelaSAN and have delivered and successfully installed the system. High Availability systems are still expected to be available for sale in December. We anticipate that our enhancements and the shipment of high availability systems will accelerate product sales and broaden market adoption. XcelaSAN is a unique intelligent Storage Area Network (SAN) optimization solution that delivers substantive application performance improvement to applications such as Oracle, SQL and VMware. XcelaSAN augments existing storage systems by transparently applying intelligent caching algorithms that serve the most active block-level data from high-speed storage, creating an intelligent, virtual solid state SAN. This breakthrough solution allows organizations to dramatically increase the performance of their business-critical applications without the costly hardware upgrades or over-provisioning of storage typically found in current solutions for increased performance.

Mr. Freeman continued, "We are continuing our investments in research and development in XcelaSAN and recognized that we required external financing to continue these investments. In July 2010, we entered into an agreement with a financial institution for secured debt financing of up to $5.0 million. Also in July 2010, we entered into an agreement with a related party vendor to consign up to $3.0 million of certain inventory into our manufacturing facilities. This will allow us to substantially reduce our inventory carrying requirements while still maintaining our ability to service our customers. We expect that these two agreements together with cash generated from our memory solutions business will generate sufficient liquidity for us to meet our operating plans for fiscal 2011."

The Company's net loss for the first quarter was of $1,239,000, or $0.14 per share which compares to net loss of $978,000, or $0.11 per share for the comparable prior year period. The prior fiscal year's first quarter net loss includes an income tax benefit of $628,000 on which the Company subsequently placed a 100% valuation allowance in its third quarter of fiscal 2010.

Mr. Freeman concluded, "The turnaround of our memory solutions business is on track. Our memory solutions business is generating positive cash flow and growing. Our outlook for XcelaSAN is very robust, particularly as we move into High Availability systems later this year. We expect that the enhancements under development will further strengthen our value proposition and sales."





ABOUT DATARAM CORPORATION

Founded in 1967, Dataram is a worldwide leader in the manufacture of high-quality computer memory, storage and software products. Our products and services deliver IT infrastructure optimization, dramatically increase application performance and deliver substantial cost savings. Dataram solutions are deployed in 70 Fortune 100 companies and in mission-critical government and defense applications around the world. For more information about Dataram, visit www.dataram.com.

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.


                           Financial Tables Follow














                 DATARAM CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                              (Unaudited)



                                         First Quarter Ended July 31
                                         ___________________________

                                          2010                  2009

Revenues                               $  12,744             $  9,190

Costs and expenses:
  Cost of sales                            9,621                6,655
  Engineering and development                261                  253
  Research and development                   871                  874
  Selling, general and administrative      2,855                2,728
  Stock-based compensation expense*          158                  156
  Intangible asset amortization expense:     107                  164
                                       _________             ________
                                          13,783               10,830
                                       _________             ________

Loss from operations                      (1,129)              (1,640)

Other income (expense)                      (109)                  34
                                       _________             ________

Loss before income taxes                  (1,239)              (1,606)

Income tax benefit                             0                 (628)
                                       _________             ________

Net loss                               $  (1,239)            $   (978)
                                       =========             ========

Net loss per share:
  Basic                                $   (0.14)            $   (0.11)
                                       =========             =========
  Diluted                              $   (0.14)            $   (0.11)
                                       =========             =========

Weighted average number of shares
outstanding:
  Basic                                    8,918                8,869
                                       =========             ========
  Diluted                                  8,918                8,869
                                       =========             ========

*Items are recorded as a component of operating costs and expenses in the Company's financial statements filed with the Securities and Exchange Commission on Form 10-Q.


                 DATARAM CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                          (In thousands)
                           (Unaudited)



                                           July 31, 2010      April 30, 2010

ASSETS
Current assets
  Cash and cash equivalents               $          786     $         2,507
  Accounts receivable, net                         5,495               5,344
  Inventories                                      5,748               6,872
  Other current assets                               209                  87
                                          __________________________________
    Total current assets                          12,238              14,810

Property and equipment, net                          942               1,117

Other assets                                         100                 105

Intangible assets, net                               760                 867

Goodwill                                           1,020                 754
                                          __________________________________

Total assets                              $       15,060     $        17,653
                                          ==================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                        $        2,015     $         3,523
  Accrued liabilities                              1,734               1,738
  Note payable to related party                    1,000               1,000
                                          __________________________________
    Total current liabilities                      4,749               6,261


Stockholders' equity                              10,311              11,392
                                          __________________________________

Total liabilities and stockholders'
equity                                    $       15,060     $        17,653
                                          ==================================